Exhibit 99.1
Callon Petroleum Company Announces Management Transitions

Joseph C. Gatto, Jr. Appointed Chief Financial Officer

Bobby F. Weatherly Appointed Corporate Secretary and Chief Administrative Officer

Natchez, MS (March 12, 2014) - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that, as part of a planned management transition, Joseph C. Gatto, Jr., Senior Vice President, Corporate Finance, has been appointed Chief Financial Officer and Treasurer, effective March 31, 2014. Mr. Gatto has served as Callon’s Senior Vice President, Corporate Finance since April 2012, responsible for the Company’s capital markets and strategic planning functions, as well as investor relations activities.

Mr. Weatherly, who has served as a Director since 1994 and as Chief Financial Officer since 2006, will continue to serve as Corporate Secretary and Chief Administrative Officer.

“We are fortunate to have an individual of Joe’s caliber to assume the role of CFO as part of our management transition plan,” said Fred Callon, Chairman and CEO. “We are successfully executing on our strategic plans in the Permian Basin and nearing a number of important value-enhancing milestones, and I am confident that Joe’s proven leadership, financial expertise and deep knowledge of our company and industry will support our continued success.”

Callon continued, “On behalf of the entire Board and management team, I want to thank Bob for his many contributions to Callon during his time as a Director and for stepping in as CFO in 2006. He has been an important part of our successful transition onshore, and I look forward to Bob’s continued involvement as we execute Callon’s next phase of growth and development.”

Callon also announced today that Rodger W. Smith, Vice President, Treasurer and Chief Accounting Officer, intends to retire from the Company, effective March 31, 2014. Mitzi P. Conn, currently Callon’s Corporate Controller, will succeed Mr. Smith as Principal Accounting Officer, and Mr. Gatto will assume the duties of Treasurer.

About Joseph C. Gatto, Jr.
Joe Gatto, 43, joined the Company on April 2, 2012 as Senior Vice President, Corporate Finance. Prior to joining the Company, Mr. Gatto was founder and Principal of MarchWire Capital, LLC, a financial advisory and consulting firm. Previously, he served as a Managing Director at both Merrill Lynch & Co. and Barclays Capital, where he held positions in energy investment banking and structured commodities, and had a long-standing relationship with Callon as an advisor on financing and strategic assignments. Mr. Gatto graduated with a B.S. from Cornell University and received his M.B.A. from The Wharton School of the University of Pennsylvania.

About Bobby F. Weatherly
Bob Weatherly, 69, joined the Company’s Board of Directors in 1994 and assumed the role of Chief Financial Officer in 2006. Previously he was a principal of CapSource Financial, Houston, Texas, an investment-banking firm. Mr. Weatherly received a Master of Accountancy degree from the University of Mississippi in 1967. Mr. Weatherly has previously been associated with Arthur Andersen LLP, and served as a Senior Vice President of Brown & Root, Inc. and Weatherford International, Inc.

About Mitzi P. Conn
Mitzi Conn, 45, joined Callon in June 1993. Prior to her current role, she served as Assistant Controller and has held various other positions in finance and accounting. Previously she was with Graham Resources, Inc. She received her B.S. degree in accounting from Southeastern Louisiana University in 1990 and is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.

About Callon Petroleum Company
Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

For further information contact:

Joe Gatto
Senior Vice President
800-451-1294